Exhibit 24.01

Power of Attorney

WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its annual report on Form 10-K for the year ended December 31, 2015; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein-below set opposite his or her name, respectively;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints SEAN TRAUSCHKE, STEPHEN E. MERRILL and SCOTT FORBES and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his name in the capacity or capacities set forth below to said Form 10-K and to any and all amendments thereto, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 25th day of February, 2016.

Sean Trauschke, Chairman, Principal Executive Officer and Director	/s/	Sean Trauschke
Frank A. Bozich, Director	/s/	Frank A. Bozich
James H. Brandi, Director	/s/	James H. Brandi
Luke R. Corbett, Director	/s/	Luke R. Corbett
John D. Groendyke, Director	/s/	John D. Groendyke
David L. Hauser, Director	/s/	David L. Hauser
Kirk Humphreys, Director	/s/	Kirk Humphreys
Robert O. Lorenz, Director	/s/	Robert O. Lorenz
Judy R. McReynolds, Director	/s/	Judy R. McReynolds
Sheila G. Talton, Director	/s/	Sheila G. Talton
Stephen E. Merrill, Principal Financial Officer	/s/	Stephen E. Merrill
Scott Forbes, Principal Accounting Officer	/s/	Scott Forbes

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Kelly Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OGE ENERGY CORP., an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 25th day of February, 2016.

/s/ Kelly Hamilton-Coyer
By: Kelly Hamilton-Coyer
Notary Public

My commission expires:
July 6, 2017